UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2011 (February 17, 2011)

CHINA BIO-ENERGY CORP.
 (Exact name of registrant as specified in its charter)

Delaware	0-20532	74-2559866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pudong Building, 2nd Floor, Jiulong Avenue, Longwen District Zhangzhou City, Fujian Province 363000, China
(Address of principal executive offices)

Registrant’s telephone number, including area code:  86-596 2967018

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01      Change in Registrant’s Certifying Accountant

Dismissal of Previous Independent Registered Public Accounting Firm

On February 17, 2011, the Board of Directors of China Bio-Energy, formerly known as China INSonline Corp. (the “Company”), in connection with the Company’s recent acquisition of Ding Neng Holdings Limited (“Ding Neng Holdings”), approved the dismissal of Friedman LLP (“Friedman”), as the Company’s independent auditor, effective as of February 17, 2011 (the “Dismissal Date”).

During the Company’s fiscal year ended June 30, 2010, Friedman’s audit reports on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that Friedman’s audit report on the Company’s June 30, 2010 audited consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the Company’s fiscal year ended June 30, 2010 and the subsequent period through the Dismissal Date, (i) there were no disagreements between the Company and Friedman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to Friedman’s satisfaction, would have caused Friedman to make reference in connection with Friedman’s opinion to the subject matter of the disagreement; and (ii) there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-K, except that Friedman advised the Company of the following material weakness:  For the fiscal year ended June 30, 2010 and the quarterly period ended September 30, 2010, there was a lack of sufficient accounting staff which resulted in a lack of effective controls necessary for a good system of internal control for financial reporting and there was a weakness in the internal controls relating to the financial statement closing process which resulted primarily from the fact that certain parts of the work of the Company’s accounting staff may not be monitored or reviewed correctly.

On February 17, 2011, the Company provided Friedman with a copy of the disclosures that the Company is making in response to Item 4.01 on this Form 8-K, and has requested that Friedman furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter from Friedman, dated February 22, 2011, is filed as Exhibit 16.1 to this Form 8-K.

Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision to dismiss Friedman as the Company’s independent auditor, the Board of Directors of the Company elected to continue Ding Neng Holdings’ existing relationship with Malone Bailey, LLP (“Malone”) and appointed Malone as the Company’s independent auditor on February 17, 2011.

During the years ended June 30, 2009 and June 30, 2010 and through the date hereof, neither the Company nor anyone acting on its behalf consulted Malone with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, nor the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Malone concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from Friedman LLP, dated February 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2011

CHINA BIO-ENERGY CORP.

By:	/s/: Jingmei Weng
Name: Jingmei Weng
Title: Chief Financial Officer